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                    CONSENT OF INDEPENDENT ACCOUNTANTS
                    ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-34484) and on Form S-8 (Nos. 333-2858, 333-2636, and 333-37483) of The Earthgrains Company of our report dated April 26, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

St. Louis, Missouri
June 20, 2001